     As filed with the Securities and Exchange Commission on March 10, 2000
                                       Securities Act Registration No. 333-95579
                                    Investment Company Registration No. 811-6355
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    FORM N-2

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933          [X]
                         Pre-Effective Amendment No.                         [_]
                         Post-Effective Amendment No. 1                      [X]
                                     and/or
                          REGISTRATION STATEMENT UNDER
                       THE INVESTMENT COMPANY ACT OF 1940                    [X]
                                AMENDMENT NO. 10                             [X]

                                ---------------

                 The BlackRock Municipal Target Term Trust Inc.
               (Exact Name of Registrant as Specified In Charter)

                                Gateway Center 3
                                  100 Mulberry
                            Newark, New Jersey 07102
                    (Address of Principal Executive Offices)

                                 (800) 688-0928
              (Registrant's Telephone Number, including Area Code)

                        Ralph L. Schlosstein, President
                 The BlackRock Municipal Target Term Trust Inc.
                                345 Park Avenue
                            New York, New York 10154
                    (Name and Address of Agent for Service)

                                ---------------

                                   Copies to:

  Richard T. Prins, Esq.     Thomas A. DeCapo, Esq.   Cynthia G. Cobden, Esq.
  Skadden, Arps, Slate,      Skadden, Arps, Slate,       Simpson Thacher &
    Meagher & Flom LLP         Meagher & Flom LLP             Bartlett
    Four Times Square          One Beacon Street        425 Lexington Avenue
 New York, New York 10036 Boston, Massachusetts 02108 New York, New York 10017

                                ---------------


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 THE BLACKROCK MUNICIPAL TARGET TERM TRUST INC.

                             CROSS REFERENCE SHEET

                               Part A--Prospectus

               Items in Part A of Form N-2
                 Specified in Prospectus            Location in Prospectus
               ---------------------------          ----------------------
 Item 1.  Outside Front Cover................... Cover page

 Item 2.  Inside Front and Outside Back Cover
           Page................................. Inapplicable

 Item 3.  Fee Table and Synopsis................ Inapplicable

 Item 4.  Financial Highlights.................. Financial Highlights

 Item 5.  Plan of Distribution.................. Cover Page; Prospectus
                                                  Summary; the Auction;
                                                  Underwriting

 Item 6.  Selling Shareholders.................. Inapplicable

 Item 7.  Use of Proceeds....................... Use of Proceeds; Investment
                                                  Objective and Policies

 Item 8.  General Description of the
           Registrant........................... Cover Page; Prospectus
                                                  Summary The Trust;
                                                  Investment Objective and
                                                  Policies

 Item 9.  Management............................ Prospectus Summary;
                                                  Management of the Trust

 Item 10. Capital Stock, Long-Term Debt, and
           Other Securities..................... Capitalization; Investment
                                                  Objective and Policies;
                                                  Description of New
                                                  Preferred Shares; the
                                                  Auction; Tax Matters

 Item 11. Defaults and Arrears on Senior
           Securities........................... Inapplicable

 Item 12. Legal Proceedings..................... Inapplicable

 Item 13. Table of Contents of the Statement of
           Additional Information............... Table of Contents of the
                                                  Statement of Additional
                                                  Information

                  Part B--Statement of Additional Information

                                                   Location in Statement of
               Items In Part B of Form N-2          Additional Information
               ---------------------------         ------------------------

 Item 14. Cover Page............................ Cover Page

 Item 15. Table of Contents..................... Back Cover Page

 Item 16. General Information and History....... Inapplicable

 Item 17. Investment Objective and Policies..... Investment Objective and
                                                  Policies; Investment
                                                  Policies and Techniques

 Item 18. Management............................ Management of the Trust

 Item 19. Control Persons and Principal Holders
           of Securities........................ Management of the Trust

 Item 20.          Investment Advisory and Other
           Services............................. Management of the Trust

 Item 21.         Brokerage Allocation and Other
           Practices............................ Portfolio Transactions

 Item 22. Tax Status............................ Tax Matters

 Item 23. Financial Statements.................. Financial Statements
                                                  (incorporated by reference)

                           Part C--Other Information

Items 24-33 have been answered in Part C of this Registration Statement

                               EXPLANATORY NOTE
                               ----------------


The Prospectus and Statement of Additional Information contained in Pre-Effective Amendment No. 2 to this Registration Statement on Form N-2 of The BlackRock Target Term Municipal Trust Inc., filed with the Securities and Exchange Commission on March 6, 2000, including the information omitted from such Propectus but deemed to be a part of this Registration Statement at the time it was declared effective pursuant to Rule 430A, are incorporated by reference in to this Post-Effective Amendment No. 1 in their entirety. The sole purpose of filing this Post-Effective Amendment is to place Exhibit (a)(1)(B), and (a)(1)(C) on file with Securities and Exchange Commission.

                          PART C - OTHER INFORMATION


ITEM 24:  FINANCIAL STATEMENTS AND EXHIBITS

(1)  FINANCIAL STATEMENTS:

Included in Part A of the Registration Statement

Financial Highlights for the period ended December 31, 1991 each of the seven years ended December 31, 1999.

PART I

Incorporated by reference to Registrant's most recent Annual Report to Shareholders dated December 31, 1999:

Independent Auditors Report for year ended December 31, 1999

Portfolio of Investments, December 31, 1999 (audited)

Statement of Assets and Liabilities, December 31, 1999 (audited)

Statement of Operations for the year ended December 31, 1999 (audited)

Statement of Changes in Net Investment Assets for the two years ended December 31, 1999 (audited)

(2)  EXHIBITS

The exhibits to this Registration Statement are listed in the Exhibit Index located elsewhere herein.


ITEM 25:  MARKETING ARRANGEMENTS

See the forms of Purchase Agreement, Master Agreement Among Underwriters and Master Selected Dealer Agreement filed herewith as exhibits (h) (1), (h) (2) and
(h) (3).


ITEM 26:  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission fees    $ 19,563
Printing and engraving expenses             100,000
Legal fees                                   90,000
Accounting expenses                           5,000
Rating Agency fees                           42,230
Blue Sky filing fees and expenses             5,000
Miscellaneous expenses                       38,207

        Total*                             $300,000


___________
* Estimated


ITEM 27:  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

The Trust is not under common control with any person except to the extent that the existence of identical boards of directors or trustees as the case may be, at other investment companies advised by the Advisor would render the Trust under common control with such other investment companies. The Trust does not control any person.

ITEM 28:  NUMBER OF HOLDERS OF SECURITIES

At February 4, 2000:

                                             NUMBER OF
               TITLE OF CLASS                RECORD HOLDERS
               --------------------------------------------

Common Stock, $.01 par value                 1446
Preferred Shares, $.01 par value                1


ITEM 29:  INDEMNIFICATION

Under Registrant's Articles of Incorporation and By-Laws, the directors and officers of Registrant will be indemnified to the fullest extent allowed and in the manner provided by Maryland law and applicable provisions of the Investment Company Act of 1940, including advancing of expenses incurred in connection therewith. Indemnification shall not be provided however to any officer or director against any liability to the Registrant or its securityholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Article 2, Section 405.2 of the Maryland General Corporation Law provides that the Articles of Incorporation of a Maryland corporation may limit the extent to which directors or officers may be personally liable to the Corporation or its stockholders for money damages in certain instances. The Registrant's Articles of Incorporation provide that, to the fullest extent permitted by Maryland law, as it may be amended or interpreted from time to time, no director or officer of the Registrant shall be personally liable to the Registrant or its stockholders. The Registrant's Articles of Incorporation also provide that no amendment of the Registrant's Articles of Incorporation or repeal of any of its provisions shall limit or eliminate any of the benefits provided to directors and officers in respect of any act or omission that occurred prior to such amendment or repeal.

The underwriting agreements filed as Exhibit h hereto contain provisions requiring indemnification of the Registrant's underwriters by the Registrant.


ITEM 30:  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISOR

See "Management of the Trust" in the Prospectus and for information regarding the business of the investment advisor. For information as to the business, profession, vocation or employment of a substantial nature of each of the officers and directors of BlackRock Advisors, Inc., reference is made to the Advisor's current Form ADV filed under the Investment Advisers Act of 1940, incorporated herein by reference.


ITEM 31:  LOCATION OF ACCOUNTS AND RECORDS

The accounts and records of the Registrant are maintained in part at the office of the Advisor at 400 Bellevue Parkway, Wilmington, Delaware 19809, in part at the offices of State Street, 1776 Heritage Drive, North Quincy, Massachusetts 02171, in part at the offices of State Street Bank & Trust Company, 150 Royal Street, Canton, Massachusetts 02021 and in part at the offices of the Administrator, 800 Scudders Mill Road, Plainsboro, New Jersey 08536.


ITEM 32:  MANAGEMENT SERVICES

Except as described in Part I of this Registration Statement under the caption "Management of the Trust," the Registrant is not a party to any management service related contract.

ITEM 33:  UNDERTAKINGS

(1) Registrant undertakes to suspend the offering of its shares until it amends its prospectus if (a) subsequent to the effective date of its Registration Statement, the net assets value declines more than 10 percent from its net asset value as of the effective date of the Registration Statement, or (b) the net asset value increases to an amount greater than its net proceeds as stated in the prospectus.

(2)  Not applicable

(3)  Not applicable

(4)  Not applicable

(5)  Registrant undertakes that:

        (a) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of a registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 497(h) under the Securities Act of 1933 shall be deemed to be a part of this Registration Statement as of the time it was declared effective.

        (b) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Registrant undertakes to send by first class mail or other means designed to ensure equally prompt delivery, within two business days of receipt of a written or oral request, any Statement of Additional Information.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding (is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York, on the 9th day of March, 2000.

                 THE BLACKROCK MUNICIPAL TARGET TERM TRUST INC.

                                                          *
                                           -------------------------------
                                           Ralph L. Schlosstein
                                           President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


         Signatures                          Title                       Date
         ----------                          -----                       ----
                  *            President (Principal Executive         March 9, 2000
-----------------------------
    Ralph L. Schlosstein       Officer) and Director

                  *            Treasurer (Principal Financial         March 9, 2000
-----------------------------
       Henry Gabbay            and Accounting Officer)

                  *            Director                               March 9, 2000
-----------------------------
      Laurence D. Fink

                  *            Director                               March 9, 2000
-----------------------------
      Andrew F. Brimmer

                  *            Director                               March 9, 2000
-----------------------------
      Richard E. Cavanagh

                  *            Director                               March 9, 2000
-----------------------------
         Kent Dixon

                  *            Director                               March 9, 2000
-----------------------------
       Frank J. Fabozzi

                  *            Director                               March 9, 2000
-----------------------------
  James Clayburn LaForce, Jr.

                  *            Director                               March 9, 2000
-----------------------------
     Walter F. Mondale

______________
*  Signed by Karen Sabath pursuant to power of attorney, dated January 3, 2000.

/s/ Karen Sabath
----------------

INDEX TO EXHIBITS

                                                                    SEQUENTIALLY
EXHIBIT                                                             NUMBERED
NUMBER                                                              PAGE
------                                                              ----

a.   (1)(A)Articles of Incorporation*
        (B)Articles of Amendment+
        (C)Articles of Amendment with Name Change+
     (2) Articles of Amendment dated July 15, 1994 (for outstanding preferred shares)*
     (3) Articles of Amendment dated July 20, 1995 (for outstanding preferred shares)*
     (4)   Form of Articles Supplementary (for New Preferred Shares)*
b.   By-Laws*
c.   None
d.   (1)   Specimen Stock Certificate Representing Shares of
           Common Stock*
     (2) Form of Specimen Stock Certificate Representing Series W7Preferred Shares*
     (3) Form of Specimen Stock Certificate Representing Series W28 Preferred Shares*
     (4) Form of Specimen Stock Certificate Representing Series F7Preferred Shares*
e.   Dividend Reinvestment Plan*
f.   Not Applicable
g.   (1)   Advisory Agreement*
     (2)   Administration Agreement*

h.   (1)   Form of Purchase Agreement for initial public offering*

     (2) Form of Master Agreement Among Underwriters for initial public offering*

     (3)   Form of Master Selected Dealer Agreement for initial public offering*
i.   Not Applicable
j.   (1)   Custodian Agreement*
     (2)   Transfer Agent Agreement*
k.   (1)   Auction Agent Agreement*

     (2)   Form of Broker-Dealer Agreement*

     (3)   Depository Agreement*

l.   Opinion and consent of counsel*
m.   Not Applicable

n.   Consent of Independent Accountants*
o.   Not Applicable
p.   Not Applicable
q.   Not Applicable

r.   (1)   Form of Code of Ethics of the Trust*
     (2)   Code of ethics of the Advisor*
s.   Powers of Attorney*

______________
*  Previously filed.
+  Filed herewith.